EXHIBIT 99.3
                                                                    ------------

INVESTOR & MEDIA CONTACT:

Priscilla Eshelman
Salon Media Group, Inc.

(415) 645-9333

PR@SALON.COM

                              FOR IMMEDIATE RELEASE
                              ---------------------

   SALON REPORTS THIRD QUARTER FISCAL YEAR 2005 RESULTS AND MANAGEMENT CHANGES

 RECORDS QUARTERLY NET PROFIT OF $0.4 MILLION, COMPARED TO $1.2 MILLION LOSS IN
                   PRIOR YEAR PERIOD AS REVENUE INCREASES 69%

  NAMES ELIZABETH HAMBRECHT CHIEF EXECUTIVE OFFICER, JOAN WALSH EDITOR IN CHIEF
                    AND CONRAD LOWRY CHIEF FINANCIAL OFFICER

SAN FRANCISCO, CALIF. --- FEBRUARY 10, 2005 --- Salon Media Group, Inc. (SALN.OB), an Internet media company, announced today a net profit attributable to common stockholders of $0.4 million for its third quarter ended December 31, 2004, compared to a net loss attributable to common stockholders of $1.2 million for its third quarter the year before.

Total revenues for the quarter ended December 31, 2004 were $2.2 million, an increase of 69% from $1.3 million a year ago, with advertising revenues increasing to $1.3 million from $0.6 million a year ago. Salon has not recorded quarterly revenues in excess of $2.0 since the quarter that ended December 31, 2000, four years earlier.

On a non-GAAP pro forma basis, Salon recorded a profit attributable to common stockholders of $0.4 million compared to a loss of $0.4 million in the prior year period. For the nine-month period ended December 31, 2004, Salon recorded a non-GAAP pro forma profit attributable to stockholders of $0.2 million, compared to a comparable non-GAAP pro forma loss attributable to stockholders of $2.1 million for the nine month period ended December 31, 2003.

A reconciliation of net profit calculated in accordance with generally accepted accounting principles in the United States of America (GAAP) and pro forma net income (loss) is provided immediately following the consolidated statements of operations below. These pro forma measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. Salon believes that the presentation of pro forma results provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Readers of Salon's consolidated financial statements are advised to review and carefully consider the financial information prepared in accordance with GAAP contained in this press release and Salon's periodic filings with the Securities and Exchange Commission.

MANAGEMENT CHANGES
------------------

Salon also announced the promotion of Elizabeth Hambrecht to Chief Executive Officer and Joan Walsh to Editor in Chief, effective February 10, 2005. Founder David Talbot, formerly CEO and Editor in Chief, has relinquished those positions but will stay on as Chairman of the Board. Conrad Lowry, who has been serving the Company as Controller, will assume the duties of Chief Financial Officer and Secretary.

"I am very excited to announce this profitable quarter," Talbot stated. "It's an excellent time for me to move into a new role. Betsy and Joan have been part of the leadership team that brought Salon new fiscal and editorial life, and I'm proud to be able to leave Salon in their hands." Talbot will also be working on a book about John and Robert Kennedy for Free Press/Simon & Schuster.

Joan Walsh joined Salon as its first full-time news editor in October 1998 and presided over the development of its award-winning news and politics department. Her work has appeared in many national newspapers and magazines, from the Los Angeles Times and Baltimore Sun to Vogue and the Nation. She became Senior Vice President of Editorial Operations in 2004. Elizabeth Hambrecht joined Salon in April 2003 as Chief Financial Officer, and was named President in October 2003. Mr. Lowry has been Controller at Salon since 2000.

Talbot attributed Salon's improved performance to its continued editorial excellence and the strength of its innovative business model, which offers readers a choice between subscribing - Salon had 89,100 subscribers in the quarter ending Dec. 31, 2004 - or using an advertiser-sponsored "Site Pass," which lets readers access Salon's award-winning editorial content for free after viewing a short advertisement. "Our loyal subscribers have sustained us through tough times, and our Site Pass model is letting us reach a new generation of readers and subscribers," Talbot said.

HIGHLIGHTS OF QUARTER ENDING DECEMBER 31, 2004:
-----------------------------------------------

o Total revenues for the current period were $2.2 million compared to $1.3 million last year, a 69% increase. Salon has not recorded quarterly revenues in excess of $2.0 since its quarter ended December 31, 2000.

o Advertising revenues increased to $1.3 million this quarter compared to $0.6 million last year, a 124% increase.

o Salon Premium subscribers at the end of the quarter were approximately 89,100 compared to approximately 73,700 a year ago.

FUTURE PERIODS GUIDANCE:

Salon does not believe that the quarter ending December 31, 2004 GAAP and non-GAAP financial results should be considered predictive of future quarter results.

Salon anticipates a net loss for its quarter ending March 31, 2005 and cannot accurately predict when it will reach net profit in future quarters. Due to seasonality, Salon estimates that total revenues for its quarter ending March 31, 2005 will be $1.3 - $1.4 million, with advertising sales comprising $0.6 - $0.7 million of the total. Salon cannot predict total revenues after March 31, 2005 owing to the relatively short time frame in which advertising orders are secured and when they run on our Website and the lack of significant long-term advertising orders.

Salon Premium subscriptions grew from approximately 80,900 at September 30, 2004 to approximately 89,100 as of December 31, 2004. Salon does not believe that this is indicative of future subscription growth rates and cannot accurately predict the number of active subscribers as of March 31, 2005.

ABOUT SALON MEDIA GROUP, INC.:

Founded in 1995, Salon is an Internet media company that produces an award winning, original-content Website of news, opinion and culture, and hosts two subscription communities, Table Talk and The Well.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results of Salon. Factors that could cause actual results to differ materially from those described herein include: the economic environment of the media industry; the difficulty in securing on-line advertising; growth in subscription revenue programs; uncertain revenue sources and the general economic environment. More detailed information about these factors is set forth in the reports filed by Salon with the Securities and Exchange Commission. Salon is under no obligation to and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. We do not believe that our reported results should be considered predictive of future period or full year results."

Note: Salon is a registered trademark of Salon Media Group, Inc. All other company and product names mentioned are trademarks of their respective owners.

                                        SALON MEDIA GROUP, INC.

                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              (UNAUDITED)

                                                         THREE MONTHS ENDED        NINE MONTHS ENDED
                                                             DECEMBER 31              DECEMBER 31
                                                        ---------------------    ---------------------
                                                           2004        2003         2004        2003
                                                        ---------   ---------    ---------   ---------
Net revenues                                            $   2,150   $   1,273    $   5,139   $   3,404
                                                        ---------   ---------    ---------   ---------
Operating expenses:

        Production and content                              1,131       1,069        3,335       3,214
        Sales and marketing                                   551         649        1,406       1,679
        Research and development                              158         150          449         448
        General and administrative                            163         371          524       1,064
        Amortization of intangibles                          --            86         --           276
                                                        ---------   ---------    ---------   ---------
                Total operating expenses                    2,003       2,325        5,714       6,681
                                                        ---------   ---------    ---------   ---------

Profit (loss) from operations                                 147      (1,052)        (575)     (3,277)
Other income (expense), net                                   125        (134)         572        (458)
                                                        ---------   ---------    ---------   ---------
Net profit (loss)                                             272      (1,186)          (3)     (3,735)
Preferred deemed dividend                                     123          (1)         252          30
                                                        ---------   ---------    ---------   ---------
Net profit (loss) attributable to common stockholders   $     395   $  (1,187)   $     249   $  (3,705)
                                                        =========   =========    =========   =========

Basic diluted net profit (loss) per share
        attributable to common stockholders             $    0.03   $   (0.08)   $    0.02   $   (0.26)

Diluted net profit (loss) per share
        attributable to common stockholders             $    0.00   $   (0.08)   $    0.00   $   (0.26)

Weighted average shares used in computing
        basic net profit (loss) per share
        attributable to common stockholders                14,507      14,155       14,275      14,081

Weighted average shares used in computing
        dilutive net profit (loss) per share
        attributable to common stockholders               203,387      14,155      202,762      14,081

                                                    SALON MEDIA GROUP, INC.
                                        PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          (UNAUDITED)

                                                              THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                               DECEMBER 31, 2004                    DECEMBER 31, 2004
                                                       ---------------------------------    ---------------------------------
                                                         AS(1)                    PRO        AS(1)                     PRO
                                                       REPORTED       ADJ.       FORMA      REPORTED       ADJ.       FORMA
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net revenues                                           $   2,150   $    --     $   2,150    $   5,139   $    --     $   5,139
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Operating expenses:

      Production and content                               1,131         (65)      1,066        3,335        (134)      3,201
      Sales and marketing                                    551        (174)        377        1,406        (471)        935
      Research and development                               158         (12)        146          449         (30)        419
      General and administrative                             163          27         190          524          47         571
                                                       ---------   ---------   ---------    ---------   ---------   ---------
            Total operating expenses                       2,003        (224)      1,779        5,714        (588)      5,126
                                                       ---------   ---------   ---------    ---------   ---------   ---------

Profit (loss) from operations                                147         224         371         (575)        588          13
Other income (expense), net                                  125        (104)         21          572        (415)        157
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net profit  (loss)                                           272         120         392           (3)        173         170
Preferred deemed dividend                                    123        (123)       --            252        (252)       --
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net profit (loss) attributable to
      common stockholders                              $     395   $      (3)  $     392    $     249   $     (79)  $     170
                                                       =========   =========   =========    =========   =========   =========
Basic net profit (loss) per share attributable to
      common stockholders                              $    0.03               $    0.03    $    0.02               $    0.01
Dilutive net profit (loss) per share attributable      $    0.00               $    0.00    $    0.00               $    0.00
      to common stockholders
Weighted average shares used in computing
      basic net profit (loss) per share attributable
      to common stockholders                              14,507                  14,507       14,275                  14,275
Weighted average shares used in computing
      dilutive net profit (loss) per share
      attributable to common stockholders                203,387                 203,387      202,762                 202,762


(1) In accordance with accounting principles generally accepted in the United States

                                                    SALON MEDIA GROUP, INC.
                                        PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          (UNAUDITED)

                                                              THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                               DECEMBER 31, 2003                    DECEMBER 31, 2003
                                                       ---------------------------------    ---------------------------------
                                                         AS(1)                    PRO        AS(1)                     PRO
                                                       REPORTED       ADJ.       FORMA      REPORTED       ADJ.       FORMA
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net revenues                                           $   1,273   $    --     $   1,273    $   3,404   $    --     $   3,404
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Operating expenses:
      Production and content                               1,069        (124)        945        3,214        (262)      2,952
      Sales and marketing                                    649        (386)        263        1,679        (673)      1,006
      Research and development                               150         (28)        122          448         (52)        396
      General and administrative                             371         (61)        310        1,064         (94)        970
      Amortization of intangibles                             86         (86)       --            276        (276)       --
                                                       ---------   ---------   ---------    ---------   ---------   ---------
            Total operating expenses                       2,325        (685)      1,640        6,681      (1,357)      5,324
                                                       ---------   ---------   ---------    ---------   ---------   ---------

Loss from operations                                      (1,052)        685        (367)      (3,277)      1,357      (1,920)
Other income (expense), net                                 (134)         77         (57)        (458)        301        (157)
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net loss                                                  (1,186)        762        (424)      (3,735)      1,658      (2,077)
Preferred deemed dividend                                     (1)          1        --             30         (30)       --
                                                       ---------   ---------   ---------    ---------   ---------   ---------
Net profit (loss) attributable to
      common stockholders                              $  (1,187)  $     763   $    (424)   $  (3,705)  $   1,628   $  (2,077)
                                                       =========   =========   =========    =========   =========   =========

Basic and dilutive net loss per share attributable
      to common stockholders                           $   (0.08)              $   (0.03)   $   (0.26)              $   (0.15)

Weighted average shares used in computing
      basic and dilutive net loss per share
      attributable to common stockholders                 14,155                  14,155       14,081                  14,081

(1) In accordance with accounting principles generally accepted in the United States

                                              SALON MEDIA GROUP, INC.
                                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  (IN THOUSANDS)

                                                    (UNAUDITED)

                                                                        THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                            DECEMBER 31,          DECEMBER 31,
                                                                        -------------------   -------------------
                                                                          2004       2003       2004       2003
                                                                        --------   --------   --------   --------
Net profit (loss) attributable to common stockholders                   $    395   $ (1,187)  $    249   $ (3,705)

Less:

     Charges (benefits) resulting from re-valuing warrants
         issued in conjunction with operations                              (135)       (57)      (541)        (9)
     Utilization of prepaid advertising rights                               159        360        440        600
     Gain on issuance of stock for trade payable                             (25)      --          (25)      --
     Loss on retirement of assets                                           --           43       --           43
     Depreciation and amortization charges                                   121        416        299      1,024
     Preferred deemed dividend charges (benefits) from
         re-valuing warrants issued to preferred stockholders               (123)         1       (470)       (30)
     Preferred deemed dividend charge from issuance of
         preferred stock                                                    --         --          218
                                                                        --------   --------   --------   --------
Pro forma net profit (loss) attributable to common stockholders         $    392   $   (424)  $    170   $ (2,077)
                                                                        ========   ========   ========   ========

                             SALON MEDIA GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS, UNAUDITED)

                                                                  DECEMBER 31,    MARCH 31,
                                                                      2004          2004
                                                                   ----------    ----------
Assets
      Current assets:

              Cash and cash equivalents                            $      460    $      696
              Accounts receivable, net                                  1,128           306
              Prepaid expenses, and other current assets                  262           432
                                                                   ----------    ----------
                      Total current assets                              1,850         1,434
      Property and equipment, net                                         139            89
      Prepaid advertising rights                                        3,990         4,430
      Goodwill                                                            200           200
      Other assets                                                         68           117
                                                                   ----------    ----------
                      Total assets                                 $    6,247    $    6,270
                                                                   ==========    ==========
Liabilities and stockholders' equity
      Current liabilities:

              Accounts payable and accrued liabilities                    865         1,143
              Deferred revenue                                          1,119         1,107
                                                                   ----------    ----------
                      Total current liabilities                         1,984         2,250
      Warrants payable                                                   --           2,621
                                                                   ----------    ----------
                      Total liabilities                                 1,984         4,871
                                                                   ----------    ----------

Stockholders' equity:

      Common stock                                                         14            14
      Preferred stock                                                    --            --
      Additional paid-in-capital                                       94,935        92,320
      Accumulated deficit                                             (90,686)      (90,935)
                                                                   ----------    ----------
                      Total stockholders' equity                        4,263         1,399
                                                                   ----------    ----------
                      Total liabilities and stockholders' equity   $    6,247    $    6,270
                                                                   ==========    ==========